DAYSTAR TECHNOLOGIES, INC. (DSTI) ACCEPTS RESIGNATION OF JONATHAN FITZGERALD FROM THE BOARD OF DIRECTORS.

UNION CITY, CA--(Marketwire - October 12, 2012) - DayStar Technologies, Inc. (NASDAQ: DSTI) ("DayStar") ("the Company") announced the resignation of Jonathan Fitzgerald from the board of directors effective today, October 12, 2012. A replacement has not been named yet so the Board will continue to conduct business with a vacancy in its’ allowed members until a new member is identified. Mr. Fitzgerald joined the DayStar Board in 2009 and also served the company in various committees. The Board and the Company are greatly indebted to Mr. Fitzgerald for his years of service.

About DayStar Technologies, Inc.

DayStar Technologies, Inc. (DSTI) is a developer of solar photovoltaic products based upon GIGS thin film deposition technology and is currently embarked on a strategy of strategic partnerships to enter new markets within the global renewal energy industry including ownership and construction of solar and renewable power plants. For more information, visit the DayStar website at http://www.daystartech.com/.

For further information about this release, contact Mark Roseborough, President at email: mroseborough@gmail.com